                                                                  EXHIBIT (g)(2)


                                                        ATLANTIC WHITEHALL FUNDS

                                   November 21, 2005


State Street Bank and Trust Company
1 Lincoln Street
Boston, MA 02111
Attn: Judith I. Charny, Vice President, AFB/4


    Re:   Atlantic Whitehall Funds Trust
          ------------------------------


Ladies and Gentlemen:

Please be advised that the undersigned Atlantic Whitehall Funds Trust (the "Fund") has established one (1) new series of shares to be known as Atlantic Whitehall Equity Income Fund. In accordance with Section 18.5, the Additional Funds provision, of the Custodian Agreement dated as of July 31, 2003 by and between the Fund and State Street Bank and Trust Company, the Fund hereby requests that effective November 30, 2005, your bank act as Custodian for the aforementioned series under the terms of the aforementioned contract.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                   Sincerely,

                                   Atlantic Whitehall Funds Trust
                                      on behalf of:

                                   Atlantic Whitehall Equity Income Fund



                                   By:    /S/ Robert Saccone
                                          --------------------------------------
                                   Name:  Robert Saccone
                                          --------------------------------------
                                   Title: Vice President,
                                          Atlantic Whitehall Funds Trust
                                          --------------------------------------



Agreed and accepted:

STATE STREET BANK AND TRUST COMPANY

By:     /S/ Joseph L. Hooley
        ------------------------------
Name:   Joseph L. Hooley
        ------------------------------
Title:  Executive Vice President
        ------------------------------

Effective Date:   November 30, 2005
                  ------------